                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the Community Trust Bancorp, Inc. CTBI Preferred Capital Trust of our report dated January 13, 1996 with respect to the consolidated financial statements of Community Trust Bancorp, Inc. (formerly Pikeville National Corporation) included in the Annual Report (Form 10-K) for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in the prospectus.



/s/ Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

South Bend, Indiana
March 21, 1997